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                                                                 EXHIBIT 23.01

                    CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
of Ceridian Corporation:

     We consent to incorporation by reference in Registration Statements Nos. 33-49601, 33-61551, 33-34035, 2-97570, 33-56833, 33-54379, 33-56325, 33-62319,
33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145,
333-66643 and 333-50757 on Form S-8 of Ceridian Corporation of our reports dated January 20, 1999. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and are included or incorporated by reference in the 1998 Annual Report on Form 10-K of Ceridian Corporation.



                                  /s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 25, 1999